EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Pardes Biosciences, Inc., on Form S-8 of our report dated February 18, 2021, relating to the financial statements of FS Development Corp. II, which is contained in that Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
March 2, 2022